Exhibit 10.27

Amendment No. 1 to Coinsurance Agreement

Between

ING Life Insurance and Annuity Company

(formerly Aetna Life Insurance and Annuity)

and

Lincoln Life & Annuity Company of New York

Effective March 1, 2007

This Amendment No. 1 (“Amendment No. 1”) to Coinsurance Agreement (the “Coinsurance Agreement”) dated October 1, 1998, between Aetna Life Insurance and Annuity Company, now known as ING Life Insurance and Annuity Company, (“ILIAC” or the “Company”) and The Lincoln National Life Insurance Company (“LNL”), is entered into by ILIAC and Lincoln Life & Annuity Company of New York (“LNY”), successor to LNL as Reinsurer by assignment, and is entered into as of March 19, 2007 and effective as of March 1, 2007.

WHEREAS, Company and LNL entered into the Coinsurance Agreement effective October 1, 1998;

WHEREAS, LNL and LNY, LNL’s wholly owned subsidiary, has with ILIAC’s consent, entered into an Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit A, pursuant to which LNL assigned all of its rights, title and interest in and to the Coinsurance Agreement and LNY assumed all of LNL’s obligations thereunder (except the Retained Indemnification Obligations, as defined in the Assignment and Assumption Agreement) including the Reinsured Liabilities;

WHEREAS, as consideration for ILIAC’s consent to the assignment of the Reinsured Liabilities, LNY is establishing a Trust Account (as defined below) for the benefit of ILIAC with the Bank of New York (“BNY”) to, among other things, secure the payment of amounts due under the Coinsurance Agreement; and

WHEREAS, commensurate with the execution and delivery of this Amendment No. 1, LNY as grantor, Bank of New York, as trustee, and ILIAC, as beneficiary, are entering into a Grantor Trust Agreement (the “Trust Agreement”).

NOW THEREFORE, to reflect the foregoing changes resulting from establishing the Trust Account, LNY and ILIAC agree to amend the Coinsurance Agreement as follows.

I. Definitions: The following definitions are hereby amended and restated as follows:

“Election Notice” means a notice given by the Company to the Reinsurer with respect to the exercise of recapture remedies pursuant to Section 9.4 hereof.

“Market Value” means the market value of the assets held in the trust account under the Trust Agreement.

“Secured Policies” means the Policies and Post-Closing Policies secured by the Trust Account established under Section 9.4 hereof.

The definition of “Event of Default,” “Security Trust,” “Security Trust Agreement” and “Trustee” are hereby deleted and the following definitions are added:

“Recapture Event” means any event described in Section 9.4 hereof which gives rise to Recapture Rights or other remedy.

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“Trust Account” means a trust account established with the Trustee for the purpose of securing the Reinsurer’s obligations to the Company in accordance with Article IX hereof.

“Trust Agreement” means the Grantor Trust Agreement, a copy of which is attached to this Amendment No. 1 as Exhibit B.

“UCC” means the New York Commercial Code.

In each and every place the words “Security Trust” and “Security Trust Agreement” appear in the Coinsurance Agreement, as amended, they shall be replaced with “Trust Account” and “Trust Agreement” respectively.

II.(a) Section 3.5 is deleted in its entirety and replaced with the following:

Monthly Accountings. The Reinsurer shall provide the Company with a Monthly Accounting as of the end of each calendar month and shall use its commercially reasonable best efforts to provide the Monthly Accounting by the date set by the Company to meet both its internal monthly reporting requirements and its quarterly and annual regulatory filing requirements. The Reinsurer shall in no event provide the Monthly Accounting later than 15 Business Days after the end of each calendar month; provided that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Monthly Accountings in a format and containing the information reasonably requested by the Company.

(b) Section 3.6 is amended by deleting (i) from the second line the words “and/or the Security Trust”; (ii) from the fourth line “or the Security Trust”; and (iii) the last sentence.

III. Section 9.1 (iii) is deleted and replaced with the following:

(iii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of its covenants, terms or conditions of, or any duties or obligations under, this Agreement or the Trust Agreement.

IV. Section 9.4 (a) “Events of Default” is deleted in its entirety and replaced with the following:

(a) Security; Credit for Reinsurance.

(i) The Reinsurer, as grantor, is creating the Trust Account with Bank of New York, naming the Company as sole beneficiary thereof. The Trust Account shall be funded as provided in the Trust Agreement. The Reinsurer hereby pledges the assets in the Trust Account, including its residual interest therein, to perfect a first priority security interest in favor of the Company under Article 9 of the UCC. During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee will not, grant or cause to be created in favor of any third person any security interest whatsoever in any of the assets in the Trust Account or in the residual interest therein.

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(ii) In the event that the Company is denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in any jurisdiction, then within 30 days of the Reinsurer’s receipt of written notice by the Company informing them of such denial, the Reinsurer shall take all steps necessary to enable the Company to obtain credit on its financial statement.

V. Sections 9.4(b), (c), (d) and (e) are deleted in their entirety and replaced with the following:

(b) Recapture Events. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a “Recapture Event”):

(i)	Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor’s Corporation insurer financial strength rating of at least BB+, and (C) a Moody’s Investors Services, Inc. claims-paying ability rating of at least Ba1; or

(ii)	Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 2006) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 2006) of at least 160 percent; or (B) maintain a Standard & Poor’s Corporation’s capital adequacy ratio (calculated in accordance with the rules and procedures in effect as of December 31, 2006) of at least 100 percent; or

(iii)	a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

(iv)	intentionally left blank

(v)	this Agreement is terminated in accordance with its terms; or

(vi)	within thirty (30) calendar days of the termination of the Administrative Services Agreement in accordance with its terms, (A) Reinsurer does not take all steps necessary to arrange for a third party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

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(vii)	a judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Trust or finding that the assets held in a Trust are general account assets of Reinsurer or otherwise do not constitute a “secured claim” within the meaning of the laws of Reinsurer’s domiciliary state; or

(viii)	the Company is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by the Reinsurer, and the Reinsurer does not take all steps necessary to enable the Company to obtain credit on its financial statements within thirty (30) calendar days of the Reinsurer’s receipt of written notice from the Company as to the occurrence described herein;

(ix)	intentionally left blank.

(c) Notice to The Company. The Reinsurer shall provide the Company with:

(i)	written notice of any downgrade in the Reinsurer’s A. M. Best Company rating or its Standard & Poor’s Corporation insurer financial strength rating or its Moody’s Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer’s receipt of notice of such adjustment;

(ii)	a written report of the calculation of the Reinsurer’s Total Adjusted Capital and Authorized Control Level RBC (based on the Risk Based Capital (RBC) Model Act and/or the rules and procedures in effect as of December 31, 2006) and Standard & Poor’s Corporation’s capital adequacy ratio (based on the rules and procedures in effect as of December 31, 2006) of each calendar quarter within fifteen (15) Business Days after the end of such quarter;

(iii)	written notice of the occurrence of any Recapture Event within two (2) Business Days after its occurrence; and

(iv)	not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer’s certification.

The Company may, at its own expense, review the Reinsurer’s books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(c)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company’s inquiries from time to time concerning the Reinsurer’s financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer’s ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

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(d) Election of Remedies. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the “Election Notice”) specifying (x) the grounds for the exercise of its remedies pursuant to this Section 9.4 and (y) the effective date of recapture.

(e) Recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(d); and (ii) the Company has received payment of the entire Recapture Fee as determined in accordance with Exhibit A “Recapture Fee” to the Coinsurance Agreement. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured by a Trust Account established in accordance with Section 9.4(a), the Company may, in its sole discretion, withdraw assets from the Trust Account having an aggregate Market Value (determined pursuant to the Trust Agreement governing such Trust Account) not to exceed the amount of the Recapture Fee. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Trust Account. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to the Reinsurer hereunder.

VI. Section 9.4(f) is deleted in entirety and intentionally left blank.

VII. Section 9.4(i) is added as follows:

(i) Inconsistent Language. The parties acknowledge that this Section 9.4 has been amended since the execution of the Asset Purchase Agreement. Accordingly, to the extent there is anything inconsistent between this Section 9.4 and Section 9.07 of the Asset Purchase Agreement, this Section 9.4 shall prevail.

VIII. Section 13.1 Notices is amended as follows:

Notices sent to the Company shall be sent to:

ING Life Insurance and Annuity Company

151 Farmington Avenue

Hartford, Connecticut 06156

Attention: Chief Financial Officer

With copies (which shall not constitute notice) to:

ING North America Insurance Company

5780 Powers Ferry Road NW

Atlanta, Georgia 30327-4390

Attention: Corporate General Counsel

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And

ING Life Insurance and Annuity Company

151 Farmington Avenue

Hartford, Connecticut 06156

Attention: MaryEllen Thibodeau TS31

Counsel

Notices sent to LNY shall be sent to:

Lincoln Life & Annuity Company of New York

1300 S. Clinton Street

Fort Wayne, IN 46802

Attention: Keith Ryan, Second Vice President

With a copy (which shall not constitute notice) to:

Lincoln Life & Annuity Company of New York

100 Madison Street

Suite 1860

Syracuse, NY 13202

Attention: Robert Sheppard, Second Vice President and General Counsel

IX. Exhibit B to the Coinsurance Agreement is deleted in its entirety and replaced with Exhibit B to this Amendment No. 1.

Except as specifically changed by the express terms of this Amendment No. 1, the terms and provisions of the Coinsurance Agreement remain unchanged and in full force and effect.

This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed this 19th day of March, 2007

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:
	Name:	Keith J. Ryan
	Title:	Second Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:
Name:
Title:

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is executed as of March 19, 2007 and effective as of March 1, 2007 by and between ING Life Insurance and Annuity Company (formerly named Aetna Life Insurance and Annuity Company (“ALIAC”)), a Connecticut domiciled stock life insurance company (the “Company”), The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company (the “Reinsurer”), and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company (“LLANY”).

WHEREAS, the Company (then ALIAC), Aetna Life Insurance Company (“ALIC”), the Reinsurer, and LLANY, entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the “Purchase Agreement”);

WHEREAS, under the terms of the Purchase Agreement, ALIAC agreed to cede and transfer to Reinsurer certain liabilities pursuant to a Coinsurance Agreement dated October 1, 1998 (the “Coinsurance Agreement”) and a Modified Coinsurance Agreement dated October 1, 1998 (the “Modco Agreement”);

WHEREAS, the Reinsurer agreed to perform certain administrative functions on behalf of ALIAC, pursuant to an Administrative Services Agreement dated October 1, 1998 (the “Administrative Services Agreement”);

WHEREAS, the Company and Reinsurer entered into an Agreement effective as of March 1, 2007 (“Optional Assignment Agreement”) pursuant to which Company granted the Reinsurer the right to assign to LLANY certain of its rights and delegate certain of its obligations existing under the LNL Coinsurance Agreement, Modco Agreement, and Administrative Services Agreement (collectively the “Covered Agreements”), subject to certain specific conditions;

WHEREAS, consistent with the provisions of the Optional Assignment Agreement between the Company and the Reinsurer, the Reinsurer wishes to assign and delegate to LLANY and LLANY agrees to accept and assume all of the transferred rights and obligations existing under the Covered Agreements as hereinafter set forth.

Capitalized terms not defined herein shall have the meanings ascribed to them under the Coinsurance Agreement, the Modco Agreement or the Administrative Services Agreement, as applicable.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

1. LLANY Representations and Warranties. LLANY represents and warrants that:

a)	LLANY is properly licensed as either a life insurance company or an accredited reinsurer in the States of Connecticut and New York;

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b)	LLANY has a ratio of(i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 2006) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 2006), of at least 300 percent;

c)	LLANY has ratings no lower than those of Reinsurer from the following firms: (i) A.M. Best Company; (ii) Standard & Poor’s Corporation; and (iii) Moody’s Investors Services, Inc.;

d)	LLANY is Controlled by or is under common Control with Reinsurer.

2. Assignment. As of the Effective Date, Reinsurer hereby assigns and transfers to LLANY all of Reinsurer’s right, title, and interest in and to, and delegates all its obligations and duties under, the Covered Agreements other than the Retained Indemnification Obligations which it will retain (the “Transferred Rights and Obligations”). Retained Indemnification Obligations mean Reinsurer’s indemnification obligations under (A) Section 9.1(ii) of the Coinsurance Agreement for Reinsurer Extra Contractual Obligations and Seller Extra Contractual Obligations; (B) Section 9.1(iii) of the Coinsurance Agreement for any breach, nonfulfillment or failure to perform by Reinsurer prior to the Effective Date; and (C) Section 6.02 of the Administrative Services Agreement for any breach, nonfulfillment, performance, failure to perform or other act, error or omission by Reinsurer, in its role as Administrator, prior to the Effective Date.

3. Assumption. As of the Effective Date, LLANY hereby assumes and agrees to pay, perform and discharge in full all of the Transferred Rights and Obligations of Reinsurer under the Covered Agreements and releases Reinsurer from any and all such liabilities and obligations thereunder so as to result in the substitution of LLANY for Reinsurer in Reinsurer’s name, place and stead except with respect to the Retained Indemnification Obligations. It is the intent of LLANY and Reinsurer to effect a novation of both the Coinsurance Agreement and the Modco Agreement with respect to the Transferred Rights and Obligations but not the Retained Indemnification Obligations.

4. Ceding Commission. LLANY shall pay Reinsurer a ceding commission equal to $156.4 million on the effective date of this Agreement.

5. Terms and Conditions. LLANY hereby agrees to be bound by the terms and conditions of each and every Covered Agreement.

6. Company Consent to Assignment and Assumption.

(a)

Company hereby consents to the assignment and assumption set forth in Sections 2 and 3 hereof. Company, Reinsurer, and LLANY agree that such assignment and assumption shall have the force and effect of creating a direct agreement between Company and LLANY with respect to the Transferred Rights and Obligations and that Reinsurer will remain directly liable to Company for the Retained Indemnification Obligations. Reinsurer agrees that it will indemnify, defend and hold harmless Company against any

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Loss arising from (i) any degradation in service quality below the level described in Section 2.4 of the Administrative Services Agreement and (ii) LLANY’s failure to perform any of its obligations under the Administrative Services Agreement.

(b)	Reinsurer agrees that it will indemnify, defend and hold harmless Company against any Loss arising from (i) any degradation in service quality below the level described in Section 2.4 of the Administrative Services Agreement, (ii) any additional Tax liability incurred by Company directly related to Company’s execution of this Agreement, provided that Company grants Reinsurer the right to control and manage any such tax controversy and cooperates in good faith with Reinsurer’s efforts to resolve any tax controversy with the Internal Revenue Service.

(c)	Reinsurer covenants and warrants that as long as the Coinsurance Agreement and the Modco Agreement remain in effect it shall remain responsible for services pursuant to the terms of either the Interaffiliate Service Agreement entered into by LLANY and Reinsurer as of January 1, 2004, or a substantially similar agreement to be entered into between Reinsurer and LLANY and shall cause the services previously provided by Reinsurer pursuant to the Administrative Service Agreement to continue to be performed at no lower level of quality than that which would have been required of Reinsurer.

7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their successors and assigns.

8. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

If to the Company, to:

ING Life Insurance and Annuity Company

151 Farmington Avenue

Hartford, Connecticut 06156

Attention: MaryEllen Thibodeau, Counsel

With a concurrent copy to:

ING North America Insurance Corporation

5780 Powers Ferry Road

Atlanta, GA 30327-4390

Attention: Corporate General Counsel

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If to the Reinsurer, to:

The Lincoln National Life Insurance Company

1300 South Clinton Street

Fort Wayne, IN 46802

Attention: Marcie Weber, Senior Counsel

If to LLANY, to:

Lincoln Life & Annuity Company of New York

100 Madison Street

Suite 1860

Syracuse, NY 13202

Attention: Robert Sheppard, Second Vice President and General Counsel

9. Waivers. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an officer of the Company, the Reinsurer, and LLANY respectively.

10. Assignments. This Agreement (or any rights or obligations therein) shall not be assigned or delegated by any of the parties hereto without the prior written approval of the other parties, and of the New York Insurance Department. Any attempted assignment or delegation in violation of this paragraph shall be invalid and void.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard of its conflicts of law doctrine.

12. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the LLANY, the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY

By:

Name:

Title:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:

Name:	Keith J. Ryan

Title:	Second Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:

Name:	Keith J. Ryan

Title:	Second Vice President

Exhibit B

GRANTOR TRUST AGREEMENT

Dated as of March 19, 2007

and

Effective as of March 1, 2007

Among

Lincoln Life & Annuity Company of New York

as Grantor

ING Life Insurance and Annuity Company

as Beneficiary

and

The Bank of New York

as Trustee

and

The Bank of New York

as Securities Intermediary

GRANTOR TRUST AGREEMENT

GRANTOR TRUST AGREEMENT, dated as of March 19, 2007 and effective as of March 1, 2007 (the “Effective Date”) (the “Agreement”), by and among Lincoln Life & Annuity Company of New York, a stock insurance company organized and existing under the laws of and domiciled in the State of New York (hereinafter the “Grantor”), ING Life Insurance and Annuity Company, a stock insurance company organized and existing under the laws of and domiciled in the State of Connecticut (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the “Beneficiary”), The Bank of New York, a New York banking corporation as trustee and as secured party, for the benefit of the Beneficiary (such bank, in its capacity as trustee and as secured party, being referred to as the “Trustee”), and The Bank of New York, a New York banking corporation, as securities intermediary, (such bank, in its capacity as securities intermediary, being referred to as the “Securities Intermediary”).

WITNESSETH:

WHEREAS, the Beneficiary (formerly named Aetna Life Insurance and Annuity Company) is a party to the Coinsurance Agreement dated October 1, 1998, as amended effective March 1, 2007 (as amended, the “LNL Coinsurance Agreement”) with The Lincoln National Life Insurance Company (“LNL”); and

WHEREAS, the Beneficiary is also a party to the Coinsurance Agreement dated October 1, 1998, as amended effective March 1, 2007 (as amended, the “LLANY Coinsurance Agreement”) with the Grantor; and

WHEREAS, pursuant to an Assignment and Assumption Agreement dated the date of this Agreement, the Grantor has succeeded to the interests of LNL under the LNL Coinsurance Agreement (except as otherwise specified in the Assignment and Assumption Agreement); and

WHEREAS, as consideration for the Beneficiary’s consent to the assignment of the LNL Coinsurance Agreement pursuant to the Assignment and Assumption Agreement, the Grantor agreed to secure payment of the Secured Obligations; and

WHEREAS, the Grantor desires to establish with the Trustee a trust account (the “Trust Account”) and transfer to the Trustee for deposit in the Trust Account cash and other Assets in an amount equal to the Required Amount in order to secure and to fund payment of the Secured Obligations; and

WHEREAS, the Trustee has agreed to act as Trustee hereunder and, in accordance with the terms hereof, to hold cash or other Assets in trust in the Trust Account on the terms herein set forth.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Deposit of Assets in the Trust Account; Security Interest

(a) Effective as of the Effective Date and upon delivery of this Agreement, the Grantor hereby establishes a Trust Account and the Trustee hereby accepts the Trust Account herein created and declared upon the terms provided herein and shall administer the Trust Account as Trustee and, with respect to the security interest granted in Section l(h) hereof, as secured party for the exclusive benefit of the Beneficiary. The Grantor shall establish and the Trustee shall maintain the Trust Account as a securities account at The Bank of New York as Securities Intermediary with regard to the Trust Account. The Trustee shall be the entitlement holder with respect to the Trust Account. The Trust Account shall be subject to withdrawal by the Beneficiary and the Grantor as provided herein. The Trustee and its lawfully appointed successors are authorized and shall have power to receive such cash and other Assets as the Grantor transfers to or vests in the Trustee or places under the Trustee’s possession and control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained as a trust account, separate and distinct from all other assets of the Trustee, and shall be continuously maintained by the Trustee.

(b) Effective as of the Effective Date and upon delivery of this Agreement, the Grantor will transfer to the Trustee, for deposit to the Trust Account, cash and such other Assets as may be designated by the Grantor in an amount equal to the Required Amount as of the calendar quarter immediately preceding the Effective Date, which the Grantor and the Beneficiary agree is USD$2,723,848,944. The initial Assets are listed on Exhibit A.

(c) Within fifteen Business Days after the end of each calendar quarter:

(i) the Grantor shall determine the Required Amount as of the last day of the calendar quarter just ended. For purposes of this Agreement, the Required Amount shall be determined by the Grantor in accordance with the standards for calculating reserves set forth in Section 2.5 of the LNL Coinsurance Agreement and Section 2.5 of the LLANY Coinsurance Agreement;

(ii) if the Valuation Report for the Assets as of the last day of the calendar quarter just ended shows that the fair market value of the Assets is less than the Required Amount as of the last day of such quarter, then, within five Business Days after the later to occur of receipt of the Valuation Report and Grantor’s determination of the Required Amount, the Grantor shall transfer cash or other Assets to the Trust Account in an amount equal to such deficiency;

(iii) the Grantor shall provide both the Beneficiary and the Trustee a certificate signed by an authorized officer of Grantor setting forth the amounts described in (i) and (ii), if applicable, and including reasonable supporting detail of such computations and certifying that the Assets in the Trust Account comply with the Investment Policy.

(d) To the extent that the Beneficiary disagrees with the Grantor’s calculation of the Required Amount or the certification that the Assets comply with the Investment Policy, the Beneficiary shall notify both the Grantor and the Trustee in writing within ten Business Days of the Beneficiary’s receipt of the certificate described in Section 1(c)(iii). If the Beneficiary and the Grantor resolve the dispute then Beneficiary will provide written notice of that fact to Trustee within three Business Days of the resolution of the dispute. If the Grantor and the Beneficiary cannot resolve the disagreement within ten Business Days of the Beneficiary notifying the Grantor of its disagreement, such dispute between the Beneficiary and the Grantor regarding the Grantor’s determination of the Required Amount shall be resolved pursuant to Article X of the LNL Coinsurance Agreement. The Trustee shall have no duty, responsibility or obligation whatsoever to participate in any such dispute resolution process between the Beneficiary and the Grantor. If the resolution of any such dispute results in the Required Amount being increased above the Grantor’s determination, then within five Business Days following such resolution, the Grantor shall deposit into the Trust Account additional Assets in an amount equal to such increase.

(e) The Grantor hereby represents, warrants and covenants (i) that any Assets transferred to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary, upon satisfaction of the conditions set forth in Section 2 (a), and the Trustee, upon written direction by the Beneficiary, may negotiate any such Assets without consent or signature from the Grantor or any other person in accordance with the terms of this Agreement; and (ii) that all Assets transferred to the Trustee for deposit to the Trust Account will consist only of cash (United States legal tender) and Eligible Securities.

(f) All Assets in the Trust Account shall be valued at their current fair market value in U.S. dollars as determined by the Trustee exercised in a reasonable manner as described below. Within ten Business Days after the end of each month the Trustee shall send to the Beneficiary and the Grantor a written report regarding the valuation of the Assets at the end of such month (the “Valuation Report”). Each report shall include a fair market value valuation of all Assets in the Trust Account in accordance with the asset prices provided by the market makers or such other appropriate independent sources of valuation, by an independent nationally recognized pricing service to which the Trustee subscribes in the normal conduct of its business (e.g., Interactive Data, Merrill Lynch, Bloomberg, Lehman Brothers Inc., etc.). The Trustee shall not be liable for an incorrect fair market valuation of Assets caused by the use of inaccurate or erroneous prices provided by such pricing services or sources. If the price is not available as set forth above, the Trustee can obtain the price by retaining, at the expense of the Grantor and pursuant to the written recommendation of the Grantor’s investment manager, a major independent securities valuation firm to appraise the value of such Assets. If the Grantor or the Beneficiary disputes the fair market value of the Assets in the Trust Account as set forth in the Valuation Report, then within ten Business Days following receipt of the Valuation Report, the Grantor or the Beneficiary, as the case may be, will notify the other party of its dispute regarding the valuation (the “Valuation Dispute Notice”). The Valuation Dispute Notice shall contain sufficient information to support the disputing party’s valuation. The Trustee shall not be a party to any dispute between the Grantor and Beneficiary relating to the valuation of Assets set forth in the Valuation Report, but shall be provided with a copy of any Valuation Dispute Notice delivered by the Grantor or Beneficiary under this provision. The non-disputing party has five Business Days from the receipt of the Valuation Dispute Notice to agree with the disputing party’s valuation or provide its own reasonable valuation of the specific Assets in dispute (the “Asset Response”). During no more than four Business Days after the Asset Response, the parties to the dispute will continue to work to resolve the disagreement, failing which they shall disclose to each other their final and last best proposal (“Proposal” as hereinafter defined) no later than the end of such four Business Day period. For purposes hereof, a “Proposal” of a party to the dispute shall consist of the valuation correction and related information supporting the valuation correction. If no resolution of disagreements is reached on or prior to the Business Day following such four Business Days, the parties to the dispute will on such next following Business Day submit their final and last best Proposal (previously disclosed to the other party as provided above) to arbitration by a major independent securities valuation firm, the identity of which shall be mutually agreed, and the parties to the dispute will abide by the result of such arbitration, which arbitration process shall require the arbitrator to select one of the two final and last best Proposals. The cost of such arbitration shall be shared equally by the Beneficiary and Grantor. To the extent feasible, and at the joint written direction of the Grantor and the Beneficiary, the Trustee shall adopt the valuation methodology underlying the valuation adopted in arbitration or agreed to by the Beneficiary and the Grantor.

(g) Pending resolution of any dispute with respect to valuation of Assets, the Grantor and Beneficiary will continue to follow the requirements of this Agreement based on the Trustee’s Valuation Report as submitted. Upon resolution of any dispute regarding the valuation, the Trustee will take the action hereunder that it would otherwise have been required to take, if any. If resolution of any such dispute results in the fair market value of the Assets in the Trust Account being less than the Required Amount, then, within five Business Days of such resolution, the Grantor will transfer cash or other assets to the Trust Account in an amount equal to such deficiency.

(h) In order to secure the timely and complete payment and performance of each and all of the Grantor’s Secured Obligations, the Grantor hereby grants to the Trustee, as agent of and as secured party for the exclusive benefit of the Beneficiary, a security interest in the Grantor’s right, title and interest in the Trust Account and the Assets (including without limitation any residual interest therein). The Trustee, as entitlement holder for the benefit of the Beneficiary of all rights associated with the Assets and the Trust Account, shall have control (as defined in the UCC) of the Assets and Trust Account for the purpose of perfecting the interest granted hereby and shall issue entitlement orders to the Securities Intermediary as instructed by the Grantor and the Beneficiary in accordance with the terms of this Agreement. The Grantor hereby authorizes the Beneficiary to file or to instruct the Trustee to file UCC-1 Financing Statements with respect to the Trust Account and the Assets for which such a financing statement is appropriate, and hereby appoints the Beneficiary as attorney-in-fact for the purpose of signing Grantor’s name on any such financing statements. The Trustee shall, at the written direction of the Beneficiary, file the completed UCC-1 Financing Statements delivered to the Trustee by the Beneficiary with respect to the Security Trust Account and the Assets.

2. Withdrawal of Assets from the Trust Account.

(a) The Beneficiary shall have the right, at any time and from time to time, to instruct the Trustee to withdraw Assets from the Trust Account for the reasons specified in Section 2(f) only, by providing written notice to both the Grantor and the Trustee (the “Beneficiary Withdrawal Notice”), in an amount and for the reason as are specified in such Beneficiary Withdrawal Notice. The Beneficiary Withdrawal Notice may designate a party (the “Designee”) other than the Beneficiary to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Beneficiary Withdrawal Notice in order to withdraw any Assets. A copy of the form of the Beneficiary Withdrawal Notice is attached as Exhibit B. Such Beneficiary Withdrawal Notice shall be effective and shall be honored by the Trustee promptly after delivery to the Trustee.

(b) Upon a Beneficiary Withdrawal Notice becoming effective, the Trustee shall immediately take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest in the Assets specified in such Beneficiary Withdrawal Notice, and shall deliver such Assets to or for the account of the Beneficiary or such Designee as specified in such Beneficiary Withdrawal Notice.

(c) If no Triggering Event has occurred and provided that any dispute with Beneficiary as described in Sections l(d) or l(f) has been satisfactorily resolved, then no more than once per quarter, the Grantor shall have the right to instruct the Trustee to withdraw Assets from the Trust Account for the reason specified in Section 2(g)(l) only, upon written notice to the Trustee (the “Grantor Withdrawal Notice”), in the amount specified in such Grantor Withdrawal Notice. The Grantor Withdrawal Notice may specify that the Assets are to be delivered to itself, a Designee or the Beneficiary. The Grantor need present no statement or document in addition to a Grantor Withdrawal Notice in order to withdraw any assets. A copy of the Grantor Withdrawal Notice is attached as Exhibit D. Such Grantor Withdrawal Notice shall be effective and shall be honored by the Trustee promptly after the latest to occur of the following: (i) the Grantor Withdrawal Notice is delivered to the Trustee; (ii) ten Business Days after the Grantor provides the certificate described in Section l(c)(iii) to both the Beneficiary and the Trustee if the Beneficiary has not objected in writing as described in Section l(d) during that ten Business Day period; and (iii) if the Trustee has received a written notice of disagreement from Beneficiary as described in Section 1(d), when the Trustee receives written notification from the Beneficiary that the dispute has been resolved. As part of the Grantor Withdrawal Notice, the Grantor shall certify that each withdrawal has been made for the purposes specified in Section 2(g)(1). If a Beneficiary Withdrawal Notice is outstanding when the Trustee receives a Grantor Withdrawal Notice, then the Beneficiary Withdrawal Notice shall be honored first.

(d) Upon a Grantor Withdrawal Notice becoming effective, the Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Grantor Withdrawal Notice, and shall deliver such Assets to or for the account of the Grantor or such Designee as specified in such Grantor Withdrawal Notice.

(e) Except as expressly permitted by Section 3 of this Agreement, in the absence of a Beneficiary or Grantor Withdrawal Notice, the Trustee shall not allow substitutions or withdrawals of any Assets from the Trust Account.

(f) The Beneficiary hereby covenants to the Grantor that it will use and apply any withdrawn assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

(1) to reimburse the Beneficiary for any Reinsured Liabilities under the Policies and the Post Closing Policies reinsured under the LNL Coinsurance Agreement or the LLANY Coinsurance Agreement paid by the Beneficiary to the extent not paid by the Grantor when due;

(2) to pay any amounts that are due to the Beneficiary under the LNL Coinsurance Agreement or the LLANY Coinsurance Agreement to the extent not paid directly to the Beneficiary by the Grantor when due;

(3) to pay all or any portion of the Recapture Fee due in connection with the recapture of the Policies and the Post Closing Policies under the LNL Coinsurance Agreement or the LLANY Coinsurance Agreement ; or

(4) to pay any other amounts that are due to the Beneficiary under any of the Ancillary Agreements.

(g) The Grantor hereby covenants to the Beneficiary that it will remove assets from the Trust Account for the following purposes only:

(1) to reduce the amount held in the Trust Account by the excess, if any, of the fair market value of the Assets as shown in the Valuation Report for the Assets as of the last day of the calendar quarter just ended, over the Required Amount as of the last day of such quarter in accordance with this Section 2; or

(2) to substitute assets held in the Trust Account with other securities of equivalent or higher value and equivalent or higher quality in accordance with Section 3 of this Agreement.

(h) Procedures for Withdrawals after Grantor Credit Event.

(1) If Grantor ceases to maintain an A. M. Best Company financial strength rating of at least B++, a Grantor Credit Event shall have occurred.

(2) After a Grantor Credit Event occurs and Beneficiary has received notice thereof pursuant to Section 9.1 (c) of the LNL Coinsurance Agreement and the LLANY Coinsurance Agreement, Beneficiary shall notify Trustee of the fact in writing, and the following procedures shall be used for withdrawals by Grantor.

(a) Grantor shall provide each Grantor Withdrawal Notice to both the Trustee and the Beneficiary.

(b) Trustee shall follow the procedures described in Sections 2(c) and 2(d) above except that a Grantor Withdrawal Notice shall not be honored until Trustee shall have received a written confirmation permitting the withdrawal from the Beneficiary.

(c) Beneficiary shall permit the withdrawal if (A) it receives written certification from the Grantor that such withdrawal is required to pay policy benefits pursuant to the LLANY Coinsurance Agreement and/or the LNL Coinsurance Agreement; (B) the condition to withdrawal in Section 2(g)(l) has been met; and (C) no Recapture Event has occurred.

(i) Procedures for Withdrawals after Grantor Event of Default.

(1) If Grantor’s ceases to maintain am A. M. Best Company financial strength rating of at least B+, a Grantor Event of Default shall have occurred.

(2) After the occurrence of a Grantor Event of Default and Beneficiary has received notice thereof from the Grantor pursuant to Section 9.1 (c) of the LNL Coinsurance Agreement and the LLANY Coinsurance Agreement, the Beneficiary shall notify Trustee of the fact in writing and the following procedures shall be followed for withdrawals by Grantor.

(a) Grantor shall provide each Grantor Withdrawal Notice to both the Trustee and the Beneficiary.

(b) Trustee shall follow the procedures described in Sections 2(c) and 2(d) above except that a Grantor Withdrawal Notice shall not be honored until Trustee shall have received from the Beneficiary a written confirmation permitting the withdrawal.

(c) After the occurrence of a Grantor Event of Default, Beneficiary may, in its sole discretion, decline to permit a withdrawal to be made pursuant to an outstanding Grantor Withdrawal Notice.

(j) The Trustee may rely and shall be protected in acting upon a Grantor Withdrawal Notice and/or Beneficiary Withdrawal Notice and shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions.

(k) The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to Section 2 of this Agreement will be used and applied in the manner contemplated by paragraphs (f) and (g) of this Section 2.

(l) The Trustee shall be entitled to conclusively rely upon any notice of a Triggering Event that it reasonably believes to be from the Beneficiary. The Trustee shall not be responsible to determine that a Triggering Event has occurred.

3. Redemption, Investment and Substitution of Assets.

(a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the proceeds of any such payment in the Trust Account.

(b) The Grantor hereby notifies the Trustee and the Beneficiary that it has retained the services of Delaware Investment Advisors (“DIA”) as its investment manager for all Assets, which may be held in the Trust Account. The Grantor will cause DIA to follow the Investment Policy for Assets held in the Trust Account. The Grantor agrees that all investments and substitutions of securities permitted by this Section will be and remain in compliance with the relevant limitations of the applicable insurance laws and the

Investment Policy. The Trustee shall follow the instructions of DIA regarding the settlement of trades and not accept the direction of any other investment manager without the Grantor’s prior written consent. The Trustee shall forward a copy of any notice, statement, or report that it is required to provide to the Grantor, to DIA also. Substitutions made pursuant to this Section 3, shall not be subject to the withdrawal provisions of Section 2.

(c) The Grantor shall be responsible for investing and reinvesting Assets. From time to time, at the written order and direction of the Grantor or DIA, the Trustee shall invest Assets as specified by the Grantor or DIA.

(d) From time to time, and subject to all applicable provisions of this Agreement, the Grantor or DIA may direct the Trustee to substitute Assets of equivalent or higher value and quality for other Assets presently held in the Trust Account in accordance with the Investment Policy and relevant limitations of applicable insurance laws. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities.

(e) Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission or for the solvency of any such agent or broker. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith.

(f) When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(g) When Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(h) Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by the Trust Account.

4. Crediting of Income.

All payments of interest, dividends and other income in respect of Assets in the Trust Account shall be posted and credited by the Trustee to the Trust Account. Trustee may debit the Trust Account to recoup any interest, dividend or other income automatically posted and credited on the payment date to the Trust Account which is not subsequently received by the Trustee.

5. Right to Vote Assets.

The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor and DIA. The Grantor and/or DIA shall have the full and unqualified right to vote any Assets in the Trust Account and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the Trust Account.

6. Additional Rights and Duties of the Trustee and the Securities Intermediary.

(a) The Trustee shall notify the Grantor and the Beneficiary in writing within ten (10) days following each deposit to, withdrawal from, or substitution of Assets in, the Trust Account.

(b) Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary or the Trustee, upon direction by the Beneficiary may, negotiate such Asset without consent or signature from the Grantor or any person other than the Trustee in accordance with the terms of this Agreement.

(c) The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be assets which comply with the Investment Policy, any terms or conditions of the LNL Coinsurance Agreement or the LLANY Coinsurance Agreement, or any applicable insurance laws.

(d) The Trustee shall hold all Assets in a safe place at the Trustee’s office in the United States, except that the Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(e) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee and shall forward such mail to the party to whom it is directed.

(f) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the inception of the Trust Account and monthly, in accordance with Section l(f) hereof.

(g) The Trustee shall keep full and complete records of the administration of the Trust Account. Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe, and copy, during the Trustee’s normal business hours, any books, documents, papers, and records relating to the Trust Account or the Assets.

(h) Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to the Trustee from time to time by the Grantor, DIA, and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor, DIA or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee reasonably believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith and, except for such liability, will not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions given in accordance with this Agreement, including without limitation, any liability in executing instructions (i) from any attorney-in-fact or investment manager prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or investment manager, or (ii) from any officer of the Grantor, the Beneficiary, or DIA named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

(i) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith, and in no event shall the Trustee be liable for special, punitive, or consequential losses or damages arising in connection with this Agreement.

(j) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law. If any third party asserts a lien against any of the Assets, the Trustee shall promptly notify both the Grantor and the Beneficiary of such claim.

(k) The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens on any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, lack of good faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets subject to the requirement of good faith, reasonableness and the lack of negligence or willful misconduct on the part of the Trustee.

(l) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation, or responsibility hereunder by reason of any occurrence beyond the control of Trustee including but not limited to any act or provision of any present or future law or regulator or governmental authority, terrorism, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. The Trustee will use everything within its reasonable control to bring its systems and operations back into operation in compliance with the terms of this Agreement and in conjunction with Trustee’s operations contingency plan, an updated copy of which shall be provided to either the Grantor or the Beneficiary upon request.

(m) The Securities Intermediary agrees that it will comply with entitlement orders issued by the Trustee in accordance with the terms of this Agreement, and that such compliance is not subject to any conditions, qualifications or further consents. The Securities Intermediary will not comply with entitlement orders issued by any other person.

(n) The Securities Intermediary hereby waives any right of counterclaim, bankers’ liens, liens or perfection rights as securities intermediary with respect to the Assets, the proceeds thereof and the Trust Account.

7. The Trustee’s Compensation, Expenses, etc.

(a) The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee which shall be mutually agreed upon in writing by the Trustee and which shall be updated no more frequently than annually. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s appropriate expenses and disbursements in connection with its duties under this Agreement (including attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith. The Trustee shall notify the Grantor of all expenses and disbursements on a quarterly basis (“Trustee Invoice”). The Trustee Invoice shall state the nature and amount of such expenses and disbursements and such other information as the Grantor may reasonably request to make such payment to the Trustee. The Grantor shall pay such expenses and disbursements within a reasonable period of time after its receipt and review of such Trustee Invoice, unless the Trustee and Grantor agree otherwise in writing.

(b) The Trustee may not invade the Trust Account Assets for the purpose of paying compensation to or reimbursing expenses of the Trustee. The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement.

(c) No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

8. Resignation or Removal of the Trustee.

(a) The Trustee may resign at any time by giving not less than 90 days written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the Grantor’s delivery of not less than 30 days written notice of removal to the Trustee and the Beneficiary. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 8.

(b) Upon receipt by the Beneficiary and the Grantor of the Trustee’s notice of resignation or by the Trustee and the Beneficiary of the Grantor’s notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue to be entitled to the benefits of the indemnities provided herein for the Trustee as well as responsible for its obligations, acts and omissions taken while acting as Trustee.

9. Termination of the Trust Account.

Both Grantor and Beneficiary shall notify the Trustee in writing if (i) the Beneficiary exercises its right to recapture under the LNL Coinsurance Agreement and the LLANY Coinsurance Agreement, and (ii) the Grantor pays the Beneficiary the Recapture Fee under the LNL Coinsurance Agreement and the LLANY Coinsurance Agreement. Upon receipt of such notice, this Trust Account shall automatically terminate. Barring such an automatic termination event, this Agreement shall continue in effect as long as either the LNL Coinsurance Agreement or the LLANY Coinsurance Agreement remains in effect. The Grantor and the Beneficiary shall provide Trustee with at least 15 days written notice prior to the effective date of any termination. Upon termination of this Agreement, after satisfaction of any outstanding Beneficiary Withdrawal Notices, or deduction of amounts required to satisfy any outstanding Beneficiary Withdrawal Notices, and upon receipt of certification of the Beneficiary that the Grantor has no further obligation to maintain the Trust Account, all assets not previously withdrawn by the Beneficiary shall be delivered by the Trustee to the Grantor or to its order.

10. Representations and Warranties.

(a) The Trustee represents and warrants that the Trustee is a corporation duly incorporated, validly existing and in good standing under the laws of New York and has the corporate power and authority to carry on its business as now being conducted. The Trustee is duly qualified and authorized to do business and is in good standing as a banking corporation in each jurisdiction where the Assets are maintained. The Trustee is also a Securities Intermediary, as defined by the Uniform Commercial Code, as adopted in each state in which the Trustee maintains Assets, and the Trustee is at all times acting in its capacity as a Securities Intermediary with respect to the Assets. In addition, the Trustee is a member of the Federal Reserve System and is not an Affiliate of the Grantor or the Beneficiary.

(b) The Trustee represents and warrants that the Trustee has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Trustee and the consummation of the transactions contemplated by this Agreement by the Trustee have been duly and validly authorized by all necessary corporate action on the part of the Trustee. This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, or affecting creditors’ rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(c) The Trustee represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (l) violate or conflict with the Trustee’s corporate charter or by-laws; or (2) violate or conflict with any law or governmental regulation, or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Trustee.

(d) The Trustee represents and warrants that it is not an Affiliate of either the Grantor or the Beneficiary.

(e) The Grantor represents and warrants that the Grantor is a stock life insurance company duly incorporated, validly existing and in good standing under the laws of New York and has the corporate power and authority to carry on its business as now being conducted.

(f) The Grantor represents and warrants that the Grantor has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Grantor and the consummation of the transactions contemplated by this Agreement by the Grantor have been duly and validly authorized by all necessary corporate action on the part of the Grantor. This Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, or affecting creditors’ rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(g) The Grantor represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (1) violate or conflict with the Grantor’s corporate charter or by-laws; or (2) violate or conflict with any law or governmental regulation, or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Grantor.

(h) The Grantor represents and warrants that it has succeeded to The Lincoln National Life Insurance Company’s interest in the LNL Coinsurance Agreement pursuant to the Assignment and Assumption Agreement.

(i) The Beneficiary represents that it has entered into the Coinsurance Agreements listed on Exhibit C.

(j) The Beneficiary represents and warrants that the Beneficiary is a stock life insurance company duly incorporated and validly existing under the laws of the State of Connecticut and has the corporate power and authority to carry on its business as now being conducted.

(k) The Beneficiary represents and warrants that the Beneficiary has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Beneficiary and the consummation of the transactions contemplated by this Agreement by the Beneficiary have been duly and validly authorized by all necessary corporate action on the part of the Beneficiary. This Agreement constitutes the legal, valid and binding obligation of the Beneficiary, enforceable against the Beneficiary in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, or affecting the rights of creditors of insurance companies generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(l) The Beneficiary represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (1) violate or conflict with the Beneficiary’s corporate charter or by-laws; or (2) violate or conflict with any law or governmental regulation, or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Beneficiary.

11. Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.

The term “Assets” shall mean all cash and Eligible Securities deposited in the Trust Account by the Grantor or on the Grantor’s behalf, including proceeds from the disposition or reinvestment of such deposits, plus interest, dividends, and any other income generated by such deposits, and the term “Asset” shall mean any individual one of the Assets.

The term “Asset Response” shall have the meaning set forth in Section l(f).

The term “Assignment and Assumption Agreement shall have the meaning set forth in the recitals of this Agreement.

The term “Beneficiary Withdrawal Notice” means a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit B, signed by the Beneficiary.

The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.

The term “Designee” shall have the meaning set forth in Section 2(a).

The term “DIA” shall have the meaning set forth in Section 3(b).

The term “Effective Date” shall mean March 1, 2007.

The term “Eligible Securities” shall mean and include any and all securities and other investments that are permitted under New York insurance law as admitted assets in the preparation of the statutory annual statement filed by the Grantor, other than real estate, and permitted pursuant to the investment policy included as Exhibit E.

The term “Grantor Withdrawal Notice” means a notice substantially in the form of the specimen notice attached to this Agreement as Exhibit D, signed by the Grantor.

The term “Investment Order” shall have the meaning set forth in Section 3(e).

The term “Investment Policy” shall mean the investment policy set forth in Exhibit E.

The term “LLANY Coinsurance Agreement” shall have the meaning set forth in the recitals of this Agreement.

The term “LNL” shall have the meaning set forth in the recitals of this Agreement.

The term “LNL Coinsurance Agreement” shall have the meaning set forth in the recitals of this Agreement.

The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.

The terms “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Proposal” shall have the meaning set forth in Section l(f).

The term “Required Amount” shall mean 102% of the amount needed to fund all of the Reinsured Liabilities under the LNL Coinsurance Agreement and the LLANY Coinsurance Agreement combined.

The term “Secured Obligations” shall mean any and all obligations, liabilities and indebtedness of the Grantor to the Beneficiary of any and every kind and nature, howsoever created, arising or evidenced, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and arising under or in connection with the LNL Coinsurance Agreement, LLANY Coinsurance Agreement, or any other Ancillary Agreement.

The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

The term “Triggering Event” shall mean any of the following: a Grantor Event of Default, a Recapture Event, or a Grantor Credit Event.

The term “Trustee Invoice” shall have the meaning set forth in Section 7(a).

The term “UCC” shall mean the Uniform Commercial Code.

The term “Valuation Dispute Notice” shall have the meaning set forth in Section l(f).

The term “Valuation Report” shall have the meaning set forth in Section l(f).

Other capitalized terms shall have the meanings ascribed to them in the LNL Coinsurance Agreement and the LLANY Coinsurance Agreement, as applicable.

12. Governing Law.

This Agreement shall be subject to and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; including, without limitation, matters related to the security interest granted pursuant to this Agreement. Each party waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, or otherwise) in any way arising out of or related to this Agreement or the relationship established hereunder. This provision is a material inducement for the parties to enter into this Agreement.

13. UCC.

This Trust Agreement is intended to be a Security Agreement under the UCC for the purpose of creating a security interest in assets in the Trust Account. Such security interest shall not in any way limit the rights of the Grantor to withdraw assets from the Trust Account pursuant to the terms of Section 2.

14. Successors and Assigns.

Except as expressly permitted by Section 8 of this Agreement, no party to this Agreement may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the parties. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns including, without limitation, those who become successors to the parties by operation of law.

15. Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

16. Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement other than those fully expressed in this Agreement.

17. Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, only if such modification, amendment or waiver is in writing and signed by the Parties.

18. Notices, etc.

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments, notifications, and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, or by overnight courier with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if mailed, on the date shown the receipt thereof, or if sent by overnight courier, on the date shown on the written confirmation of delivery and when addressed as follows:

If to the Grantor:

Lincoln Life & Annuity Company of New York

1300 S. Clinton St.

Fort Wayne, IN 46802

Attention: Keith Ryan, Second Vice President

Lincoln Life & Annuity Company of New York

100 Madison Street

Suite 1860

Syracuse, N.Y. 13202

Attention: Robert Sheppard, Second Vice President and General Counsel

With a concurrent copy to DIA:

Delaware Investment Advisors

2005 Market Street

Philadelphia, PA 19103

Attention: Rich Millard

If to the Beneficiary:

ING Life Insurance and Annuity Company

c/o ING North American Insurance Corporation

5780 Powers Ferry Road

Atlanta, GA 30327-4390

Attention: Treasurer

With a concurrent copy to:

ING North American Insurance Corporation

5780 Powers Ferry Road

Atlanta, GA 30327-4390

Attention: Corporate General Counsel

And

ING Life Insurance and Annuity Company

151 Farmington Ave.

Hartford, CT 06156

Attention: MaryEllen Thibodeau TS31

                 Counsel

If to the Trustee:

The Bank of New York

101 Barclay, 8W

New York, New York 10286

Attention: Karen Vaporean

Facsimile: (212) 815-5877

If to the Securities Intermediary:

The Bank of New York

101 Barclay, 8W

New York, New York 10286

Attention: Karen Vaporean

Facsimile: (212) 815-5877

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties as provided in this section.

19. Headings.

The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

20. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:
Name:	Keith J. Ryan
Title:	Second Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK, as Securities Intermediary

By:
Name:
Title:

EXHIBIT B

Form of Beneficiary Withdrawal Notice

From: (“Beneficiary”)

To: The Bank of New York [or its successor] (the “Trustee”]

Date:

Re:	Trust Agreement dated as of among Lincoln Life & Annuity Company of New York (the “Grantor”), ING Life Insurance and Annuity Company (the “Beneficiary”), The Bank of New York, (the “Trustee”), and The Bank of New York (the “Securities Intermediary”) (“Trust Agreement”) and Trust Account #

Dear Sirs:

We hereby give you notice pursuant to Section 2(a) of the Trust Agreement that the Beneficiary is entitled to withdraw the sum of $                     from the Trust Account. Beneficiary hereby certifies that such withdrawal is for one or more of the purposes set forth in Section 2(f) of the Trust Agreement. Payment should be immediately made to                      by the following method:                                         .

The Beneficiary hereby demands payment of the above-specified amount in accordance with Section 2(a) of the Trust Agreement.

Yours faithfully,

Name:
Title:

Name:

Title:

For and on behalf of the Beneficiary

EXHIBIT C

Reinsurance Agreements

Coinsurance Agreement between the Aetna Life Insurance and annuity Company and The Lincoln National Life Insurance Company dated as of October 1, 1998.

Coinsurance Agreement between the Aetna Life Insurance and Annuity Company and Lincoln Life & Annuity Company of New York dated as of October 1, 1998.

EXHIBIT D

Form of Grantor Withdrawal Notice

From: (“Grantor”)

To: The Bank of New York [or its successor] (the “Trustee”]

Date:

Re:	Trust Agreement dated as of among the Lincoln Life & Annuity Company of New York (the “Grantor”), ING Life Insurance and Annuity Company (the “Beneficiary”), The Bank of New York (the “Trustee” and The Bank of New York (the “Securities Intermediary” (“Trust Agreement”) and Trust Account #

Dear Sirs:

We hereby give you notice pursuant to Section 2(c) of the Trust Agreement that the Grantor is entitled to withdraw the sum of $                     from the Trust Account. The Grantor hereby certifies that this withdrawal is for the purpose set out in Section (2)(g)(l) of the Trust Agreement. The Grantor certifies that this notice is being given more than 10 Business Days after the certification described in Section 1(c)(iii) of the Trust Agreement was delivered to the Beneficiary, and, to the best of Grantor’s knowledge and belief, there is no dispute outstanding between the Beneficiary and the Grantor pursuant to either section 1(d) or 1(f) of the Trust Agreement at the present time. Payment should be immediately made to                                  by the following method:                                                                  .

The Grantor hereby demands payment of the above-specified amount in accordance with Section 2(c) of the Trust Agreement.

Yours faithfully,

Name:
Title:

Name:

Title:

For and on behalf of the Grantor

EXHIBIT E

INVESTMENT POLICY FOR TRUST ACCOUNT

Regulation: New York Investment Law

Portfolio Manager: Delaware Investment Advisers (“Delaware”)

Company Description:

Lincoln Life & Annuity Company of New York (“LNY”) is a wholly owned-subsidiary of The Lincoln National Life Insurance Company, an insurance company headquartered in Fort Wayne, Indiana. This Investment Policy applies to the trust account (“Trust Account”) established for the benefit of ING Life Insurance and Annuity Company with the Bank of New York as trustee.

Investment Objective:

The primary objective is to maximize GAAP investment income net of cost of capital, consistent with the long-term preservation of capital and due consideration given to the impact of income taxes. Overall investment strategy will be executed within the context of prudent asset/liability management and the constraints of applicable law and regulation.

Asset Categories:	Maximum % of Admitted Assets[1]
Direct Short Term Investments[2]	20%
Government Bonds	100%
Corporate Bonds	100%
Mortgage-Backed Securities	20%[3]
Asset-Backed Securities	20%
Convertible Bonds and Bonds w/Warrants	5%
Convertible Preferreds	5%
Total Global Limit for Convertibles	5%
Less Liquid Investments:
Private Placements	40%[4]

[1]

Admitted assets are those assets reported as of the last day of the most recently concluded annual statement year adjusted pursuant to Section 1405(b) of the New York Insurance Law. Non-admitted assets are assumed to have a market value of $0 for all mark-to-market calculations.

[2]	All direct short term investments should be A1/Pl.
[3]	Total for CMBS, agency and non-agency CMOs (excluding volatile tranches) and pass-throughs.
[4]	Must be Investment Grade at time of transfer to trust, subsequent downgrades accepted to BB.

Mortgage Loans	20%
Total Less Liquid Investments	40%

I. Equity-related Securities
Preferred Stocks	10%
Total equity-related securities (including convertibles)	12%

Tax-Advantaged Securities:
Tax Exempts	2%

Foreign Investments:[5]
Canadian	10%
Other Foreign	9%
Additional Restrictions Below:
Jurisdictions with Top 3 Credit Ratings	8%

Maximum per Country (Top 3 Ratings)	6%
Jurisdictions with Other Ratings	4%
Maximum per Country (Other Ratings)	2%

Other Investments (Basket):[6]
Total non-New York and New York investments Combined	10%

Mortgage Loan/Personal Property/Real Property or Interest therein/Equity	5%
Foreign	2%

High Yield Investments (non-convertible) [Applies to all Fixed Income Investments]:
NAIC Grade 3-4-5-6	8%
NAIC Grade 4-5-6	3%
NAIC Grade 5-6	1%

[5]

Foreign assets will either be dollar denominated or the foreign currency will be 100% hedged back to USD. The value of any such foreign currency hedge will be counted as part of the foreign assets limit.

[6]

Basket transactions are not intended to be used to breach maximum limits listed in this Investment Policy but rather to provide the Investment Manager the flexibility to consider innovative investments for inclusion in the trust.

Derivative Transactions Policy: Delaware will use derivative transactions on behalf of LNY in accordance with the guidelines and restrictions of the LNY Statement of Policy, Guidelines and Internal control Procedures for Derivative Transactions, as in effect from time to time.

Permitted Investments: Any investment is allowed to the extent the investment is permitted by New York Insurance Investment Law and does not exceed the limitations in this policy statement. Notwithstanding the foregoing, investments in affiliates of LNY are not permitted.

Diversification:

Securities:

•

The maximum investment in any one issuer, institution, real estate property, or borrower is limited to 2% of admitted assets with the exception of US Government and Agency obligations and Agency Mortgage-Backed Securities (see attached table for single issuer limits by credit quality)

•	The maximum exposure per sector (e.g., Financial, Utility, Industrial, etc.) is 40% of admitted assets

•	The maximum exposure per industry (e.g. Banking, Electrical, Basic Industry, etc.) is 15% of admitted assets

Mortgage Loans and Real Estate:

•	No single mortgage loan acquisition may exceed 2% of admitted assets (see attached table for single issuer limits by credit quality).

•	No single acquisition may exceed $20 million without approval of the Chief Executive Officer or the Chief Financial Officer of LNY.

Target Duration

The target duration of the Trust Account will be set at the individual portfolio policy statements and will be based on the characteristics of the liabilities in the particular portfolio. The duration should be maintained within a range of the greater of .5yrs or 20% of the target duration.

  Approved by: Lincoln Life & Annuity Company of New York Investment Committee

  Date:

Proposed Single Issuer Limits by Credit Ratings:

Rating	Public and Private Bonds as a % of AUM	Commercial Mortgages as a % of AUM	Rating
AAA	1.5%	2.0%	1
AA	1.5%	2.0%	2
A	1.5%	2.0%	3
BBB	1.0%	1.0%	4
BB	0.5%	0.25%	5
B and below	0.13%	0.07%	6-8

Overall Portfolio Credit Quality by Linear Credit Rating:

Rating	% of portfolio
A- or higher	50%
BBB- or higher	93%